UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

NEXT 1 INTERACTIVE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

NEXT 1 INTERACTIVE, INC.

2400 N Commerce Parkway
Suite 105
Weston, FL 33326
(954) 888-9779

NOTICE OF ANNUAL
MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 28, 2009

TO OUR SHAREHOLDERS:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of NEXT 1 INTERACTIVE, INC., a Nevada corporation (the “Company”), which will be held at 9:00 AM local time, on October 28, 2009 at 2400 N Commerce Parkway, Suite 105, Weston FL, 33326 for the following purposes:

1.           To elect the Company’s Board of Directors to hold office for a one year term and until each of their successors are elected and qualified.

2.           To ratify the appointment of Kramer, Weisman & Associates, LLP, as the Company's independent registered public accounting firm for the fiscal year ending February 28, 2010.

3.           To approve the Next 1 Interactive, Inc. 2009 Long-Term Incentive Plan.

4.           To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The Board of Directors has fixed the close of business on September 21, 2009 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting of Shareholders and any adjournment or postponement thereof.  A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection for ten days prior to the Annual Meeting at our executive offices located at 2400 N Commerce Parkway, Suite 105, Weston, FL 33326.

By Order of the Board of Directors

William Kerby
Chief Executive Officer and Vice-Chairman
September 22, 2009
Weston, Florida

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

NEXT 1 INTERACTIVE, INC.
2400 N Commerce Parkway
Suite 105
Weston, FL 33326
__________________________

PROXY STATEMENT
__________________________

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 28, 2009

GENERAL INFORMATION ABOUT THE PROXY
STATEMENT AND ANNUAL MEETING

General

This Proxy Statement is being furnished to the shareholders of Next 1 Interactive, Inc.  (together with its subsidiaries, “Company”, “Next 1”,  “we”, “us” or “our”) in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Shareholders to be held at 2400 N Commerce Parkway, Suite 105, Weston FL, 33326, on October 28, 2009 and at any and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.  Accompanying this Proxy Statement is a proxy/voting instruction form (the “Proxy”) for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.

It is contemplated that this Proxy Statement and the accompanying form of Proxy will be first mailed to shareholders on October 5, 2009.  Shareholders should review the information provided herein in conjunction with the Company’s Form 10-K for the year ended February 28, 2009, which has been filed with the SEC and the Company’s quarterly filings on Form 10-Q for the quarters ended August 31, 2009, May 31, 2009, November 30, 2008, August 31, 2008, and other filings with the SEC. The Company’s principal executive offices are located at 2400 N Commerce Parkway, Suite 105, Weston, FL 33326. Our telephone number is (954) 888-9779.

The Company will solicit shareholders by mail through its regular employees and will request banks and brokers and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for reasonable, out-of-pocket costs.  In addition, the Company may use the service of its officers and directors to solicit proxies, personally or by telephone, without additional compensation.

Voting Securities

Only shareholders of record as of the close of business on September 21, 2009 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.   As of the date herein there are 27,264,727 shares of common stock, $0.00001 par value (the “Common Stock”) issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter submitted to Stockholders for approval at the Annual Meeting. In addition, the Company has Series A, Series B and Series C Preferred stock, $0.01 par value, 113,000,000 shares authorized, of which 978,590 shares of Series A Preferred Stock,  (“Series A, B & C Preferred Stock” and collectively with the Common Stock, the “capital shares”) are issued and outstanding.  The holders of record of shares of Series A Preferred Stock are entitled to vote on all matters submitted to a vote of our shareholders of and is entitled to one hundred (100) votes for each share of Series A Preferred Stock on matters presented to be voted by the holders of the Common Stock at this Annual Meeting.

Shareholders may vote in person or by proxy.  Each holder of shares of Common Stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement.  Each holder of shares of Series A Preferred Stock are entitled to vote on all matters submitted to a vote of our shareholders of and is entitled to one hundred (100) votes for each share of Series A Preferred Stock.  The Company’s bylaws provide that a majority of all the shares of stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting.  The enclosed Proxy reflects the number of shares that you are entitled to vote.  Shares of Common Stock may not be voted cumulatively.

Prior to the Annual Meeting, the Company will select one or more inspectors of election for the Annual Meeting. Such inspector(s) shall determine the number of shares of Common Stock and Series A Preferred Stock represented at the Annual Meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive, count, and tabulate ballots and votes, and determine the results thereof.

Voting of Proxies

All valid proxies received prior to the Annual Meeting will be voted.  The Board of Directors recommends that you vote by proxy even if you plan to attend the Annual Meeting.  To vote by proxy, you must fill out the enclosed Proxy, sign and date it, and return it in the enclosed postage-paid envelope.  Voting by proxy will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person.  However, if your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Revocability of Proxies

All Proxies which are properly completed, signed and returned prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A shareholder may revoke his or her Proxy at any time before it is voted.  Proxies may be revoked by:

•	filing with the President of the Company, before the polls are closed with respect to the vote, a written notice of revocation bearing a later date than the proxy;

•	duly executing a subsequent proxy relating to the same shares of Common Stock and delivering it to the President of the Company; or

•	attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy).
Any written notice revoking a proxy should be sent to: Our principal executive office at 2400 N Commerce Parkway, Suite 105, Weston, FL 33326. No such revocation will be effective until written notice of the revocation is received by the Company prior to the Annual Meeting.

Required Vote

Representation at the Annual Meeting of the holders of a majority of the outstanding shares of our Common Stock entitled to vote, either in person or by a properly executed Proxy, is required to constitute a quorum. Abstentions and broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on a particular matter, will be counted as “represented” for the purpose of determining the presence or absence of a quorum. Under the Nevada Revised Statutes, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against such proposal.

In the election of our Board of Directors, shareholders are not allowed to cumulate their votes. Shareholders are entitled to cast a vote for each of the openings on the Board to be filled at the Annual Meeting. The three nominees receiving the highest vote totals will be elected as our Board of Directors. For approval of the proposed ratification of our independent registered public accountants, the votes cast in favor of the proposal must exceed the votes cast against the proposal. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of the Board of Directors or the ratification of the independent registered public accountants.

Shareholders List

For a period of at least ten days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be available at the principal executive offices of the Company located at 2400 N Commerce Parkway,  Suite 105, Weston, FL 33326 so that stockholders of record may inspect the list only for proper purposes.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this proxy-soliciting material, and all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of three authorized directors.  A total of three directors will be elected at the Annual Meeting to serve until the next annual shareholder meeting.  The persons named as “Proxies” in the enclosed Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies.  If no choice has been specified by a shareholder, the shares will be voted FOR the nominees.  If at the time of the Annual Meeting any of the nominees named below should be unable or unwilling to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.  If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected.  Abstentions and broker non-votes will have no effect on the vote.

NOMINEES FOR ELECTION AS DIRECTOR

The following sets forth certain information about each of the director nominees:

James Whyte (62) Chairman of the Board of Directors has 38 years experience in the Travel and Real Estate Industries as senior management, entrepreneur and owner of several Travel and Real Estate related companies. Jim’s experience includes owner of 20 Travel Agents and wholesale travel companies, travel magazines, owner of a Hotels in Australia and San Francisco, printing, marketing, marina's, as well as several real estate developments and ventures worldwide. Jim has lived in Australia, Canada and the USA. His diverse career included supervision of 20- 250 employees at a time. In the past 5 years he has been President of three companies (continuously during the full 5 years): Globespan (travel) had 25 employees, Moberly Investments (property management) was staffed with 12 employees and Lowtian (property development) employed 15.  Over the years, Jim was involved in several travel trade associations ACTA, ASTA, SKAL, HVB, ATO, Tourism Canada, etc. He has attended countless travel trade events: ATE (15 times), PowWow (20 times), Rendezvous and WTM (10).  Jim was a member of many government committees, focus groups etc. including: the White House Commission on Tourism & Travel, the Hawaii Visitor Bureau, and Australia Tourism etc.

William Kerby (51) – Chief Executive Officer and Vice Chairman: From 2004 to Present, Mr. Kerby has been the Chairman and CEO of Extraordinary Vacations Group and has overseen the development and operations of both the Travel and Media divisions of the company. Travel operations include Cruise & Vacation Shoppes - consortia of nearly 200 cruise agencies, Attaché - a Concierge Services agency, Maupintour Extraordinary Vacations - a tour operation (discontinued in early 2008), the Travel Magazine - a TV series of 160 travel show and Brands on Demand - a digital media and marketing company. From 2002 to 2004 Mr. Kerby was Chairman of Cruise & Vacation Shoppes after it was acquired by a small group of investors and management from Travelbyus. He was given the mandate to expand the operations focusing on a marketing driven travel model.” In June 2004 Cruise & Vacation Shoppe was merged into Extraordinary Vacations Group. From 1999 to 2002– Founder of Travelbyus a publicly traded company on the TSX and NASD Small Cap. The launch included an intellectually patented travel model that utilized technology-based marketing to promote its travel services and products. Mr. Kerby negotiated the acquisition and financing of 21 Companies encompassing multiple tour operators, 2,100 travel agencies, media that included print, television, outdoor billboard and wireless applications and leading edge technology in order to build and complete the Travelbyus model. The company had over 500 employees, gross revenues exceeding $3 billion and a Market Cap over $900 million.

Anthony Michael Byron (55) Chief Operating Officer and Director: August 2008 to Present: Next 1 Interactive, Inc. Chief Operating Officer and Director.1986 - 2008 Owner Operator of Meridican Incentive Consultants d/b/a Meridican Travel Inc. as President and CEO Anthony Michael Byron, a 33 year industry veteran and a respected leader in the motivational incentive travel and event marketing industry. He graduated from York University in Toronto with an Honours Bachelor of Arts Degree. Mr. Byron has owned and operated various different Travel and Incentive companies, including wholesale tour operations, retail travel, Incentive travel and Event management. Prior leadership roles in the travel field includes; President of Hemisphere Tours Ltd. (an international tour wholesale package tour operator, employing 7 employees and generating revenues of $5 million), President of Travelsphere Inc./Select Travel Inc. (a retail and Incentive tour company with 55 employees generating over $8 million revenue), and President of The Travel Producers Inc. (a corporate Incentive travel firm which was merged with Meridican in 1986). He remains active as the President and CEO of Meridican Incentive Consultants, with annual sales of $10 million with 14 full time and over 20 part-time and contract employees. Mr. Byron relocated to Weston Florida on August 1, 2008 and is the Chief Operations Officer for Next 1 Interactive, Inc.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES LISTED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board of Directors has appointed Kramer, Weisman and Associates, LLP as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company for the financial year ended February 28, 2010.

Kramer, Weisman and Associates, LLP was appointed by the board of directors on October 9, 2008.  Representatives Kramer Weisman and Associates, LLP are expected to attend the Annual Meeting, and will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

In the event shareholders fail to ratify the appointment of Kramer Weisman and Associates, LLP the Board of Directors will reconsider this appointment. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the interests of the Company and its shareholders.

The affirmative vote of the holders of a majority of the Company’s Common Stock and Series A Preferred Stock represented and voting at the Annual Meeting either in person or by proxy will be required for approval of this proposal.  Neither abstentions nor broker non-votes shall have any effect on the outcome of this vote.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KRAMER, WEISMAN AND ASSOCIATES, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL NO. 3

APPROVAL OF THE NEXT 1 INTERACTIVE, INC.
2009 LONG-TERM INCENTIVE PLAN

The Board of Directors of Next 1 is seeking shareholder approval of the Next 1 Interactive, Inc. 2009 Long-Term Incentive Plan (the “2009 Plan”).  Under the 2009 Plan, 4,500,000 shares of common stock will be reserved for issuance on the effective date of the 2009 Plan.

Utilizing a variety of equity compensation instruments, we plan to use the 4,500,000 shares under the 2009 Plan for which we are seeking shareholder approval to:

·	attract and retain key employees and directors, including key Next 1 executives; and

·	provide an incentive for them to assist Next 1 to achieve long-range performance goals and enable them to participate in the long-term growth of the Company.

To achieve the foregoing objectives, the 2009 Plan provides for the grant of non-qualified stock options (“NQSOs”) and incentive stock options (“ISOs”), stock appreciation rights (“SARs”), and full value awards.

Under the 2009 Plan, the Board of Directors may grant (a) options to purchase our common stock, which options may be either ISOs or NQSOs and (b) SARs. An option entitles the participant to purchase shares of our common stock at an exercise price established at the time the option is granted. A SAR entitles the participant to receive, in shares of our common stock or cash, as determined at the time the SAR is granted, value equal to (or based on) the excess of the value of a specified number of shares of our common stock over an exercise price established at the time the SAR is granted. In no event can the exercise price under an option or SAR be less than the fair market value of a share of our common stock on the date the award is granted.

Each option and SAR will be exercisable in accordance with the terms established by the Stock Option and Board of Directors at the time of grant and the committee may, in its discretion, accelerate the vesting dates set at the time of grant. In no event will an option or SAR be exercisable more than 10 years after it is granted.

In order to exercise an option, a participant must deliver to us the full exercise price of each share of common stock purchased upon the exercise of the option. The exercise price may be paid in cash or cash equivalents or in shares of our common stock (valued at fair market value as of the day of exercise), or in any combination thereof. The Board of Directors may permit a participant to pay the exercise price by irrevocably authorizing a third party to sell shares acquired upon exercise of the option and to remit proceeds to pay the exercise price and tax withholding, in which case the exercise price may be paid as soon as practicable after the exercise.

Except for adjustments made in connection with corporate transactions or reductions of the exercise price approved by our stockholders, the exercise price for any outstanding option or SAR granted under the 2009 Plan may not be decreased after the date of grant and no outstanding option or SAR granted under the 2009 Plan can be surrendered to us for cash (other than as necessary to satisfy tax withholding obligations), another award or as consideration for the grant of a replacement option or SAR with a lower exercise price. In addition, no repricing of an option or SAR will be permitted without the approval of our stockholders if that approval is required under the rules of any stock exchange on which such our shares of common stock are listed

We anticipate that with the 4,500,000 shares under the 2009 Plan for which we are seeking shareholder approval, we will have sufficient shares reserved for our equity compensation program through fiscal 2011, and that we will need to seek shareholder approval for additional shares at the 2011 annual shareholders meeting.

A copy of the 2009 Plan, as recommended for approval by the Board of Directors of Next 1, and approved by the Board of Directors of Next 1 on October 28, 2009, is attached to this proxy statement as Appendix A and is incorporated herein by reference. The following description of the 2009 Plan is a summary and does not purport to be a complete description. See Appendix A for more detailed information.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NEXT 1 INTERACTIVE, INC. 2009 LONG-TERM INCENTIVE PLAN.

CORPORATE GOVERNANCE

Board Meetings and Annual Meeting Attendance

The Board of Directors met 1 time in person during fiscal year ended February 28, 2009. No director attended less than 100% of the meetings.

The Company encourages its directors to attend the Annual Meeting of shareholders, and the Company did not hold an annual meeting in 2007.

Audit Committee

The Company does not have a standing audit committee of the board of director’s or a committee performing similar functions.

Compensation Committee

The Company does not have a standing compensation committee of the board of directors or a committee performing similar functions.

Nominating Committee

The Company does not have a standing nominating committee of the board of directors or a committee performing similar functions.

Code of Ethics

The Company has adopted a code of ethics that is applicable to our directors and officers. Our code of ethics is available upon request from the Company by writing Next 1 Interactive, Inc., 2400 N Commerce Parkway, Suite 105, Weston, FL 33326, Attention: Board of Directors.

Director's Compensation

The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our executive officers during the fiscal years ended February 28, 2009 and February 29, 2008.

Name and principal position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James Whyte Chairman of the Board	2009	0	0	0	0	0	0	0	0
	2008	0	0	0	0	0	0	0	0

William Kerby CEO and Vice Chair	2009 2008	0 0			0	0	0	0 0	0 0

Anthony Byron COO and Director (4)	2009	0							0
	2008	0	0	0	0	0	0	0	0

Board Committees

All of our directors serve until the next annual meeting of Stockholders and until their successors are elected by the holders of our Common Stock and qualified, or until their earlier death, retirement, resignation or removal. Our bylaws set the authorized number of directors at not less than one, with the actual number fixed by our board of directors. Currently, our board of directors consists of three persons. Our bylaws authorized the board of directors to have the general management and control of the business and affairs of the corporation as allowed by the Articles of Incorporation, and the By-Laws.

Executive Officers
Executive Officers:

William Kerby (51) – Chief Executive Officer and Vice Chairman: From 2004 to Present, Mr. Kerby has been the Chairman and CEO of Extraordinary Vacations Group and has overseen the development and operations of both the Travel and Media divisions of the company. Travel operations include Cruise & Vacation Shoppes - consortia of nearly 200 cruise agencies, Attaché - a Concierge Services agency, Maupintour Extraordinary Vacations - a tour operation (discontinued in early 2008), the Travel Magazine - a TV series of 160 travel show and Brands on Demand - a digital media and marketing company. From 2002 to 2004 Mr. Kerby was Chairman of Cruise & Vacation Shoppes after it was acquired by a small group of investors and management from Travelbyus. He was given the mandate to expand the operations focusing on a marketing driven travel model.” In June 2004 Cruise & Vacation Shoppe was merged into Extraordinary Vacations Group. From 1999 to 2002– Founder of Travelbyus a publicly traded company on the TSX and NASD Small Cap. The launch included an intellectually patented travel model that utilized technology-based marketing to promote its travel services and products. Mr. Kerby negotiated the acquisition and financing of 21 Companies encompassing multiple tour operators, 2,100 travel agencies, media that included print, television, outdoor billboard and wireless applications and leading edge technology in order to build and complete the  Travelbyus  model. The company had over 500 employees, gross revenues exceeding $3 billion and a Market Cap over $900 million.

Anthony Michael Byron (55) Chief Operating Officer and Director

August 2008 to Present: Next 1 Interactive, Inc. Chief Operating Officer and Director.
1986 - 2008 Owner Operator of Meridican Incentive Consultants d/b/a Meridican Travel Inc. as President and CEO Anthony Michael Byron, a 33 year industry veteran and a respected leader in the motivational incentive travel and event marketing industry. He graduated from York University in Toronto with an Honours Bachelor of Arts Degree. Mr. Byron has owned and operated various different Travel and Incentive companies, including wholesale tour operations, retail travel, Incentive travel and Event management. Prior leadership roles in the travel field includes; President of Hemisphere Tours Ltd. (an international tour wholesale package tour operator, employing 7 employees and generating revenues of $5 million), President of Travelsphere Inc./Select Travel Inc. (a retail and Incentive tour company with 55 employees generating over $8 million revenue), and President of The Travel Producers Inc. (a corporate Incentive travel firm which was merged with Meridican in 1986). He remains active as the President and CEO of Meridican Incentive Consultants, with annual sales of $10 million with 14 full time and over 20 part-time and contract employees. Mr. Byron relocated to Weston Florida on August 1, 2008 and is the Chief Operations Officer for Next 1 Interactive, Inc.

Richard Sokolowski (56) combines over 25 years of experience in various industries and positions including finance, information technology & project management, operations and SEC reporting, including Sarbanes-Oxley compliance. Mr. Sokolowski spent the last eleven years in various capacities, most recently as Vice President-Corporate Controller, with Memry Corporation, a publicly-traded company listed on the American Stock Exchange.  From 1995 through 1998 he was the Controller and Director of Management Information Services for Harco Laboratories, Inc.  Previously, he had been associated with a number of different public and privately held companies holding various middle and senior management positions.  Mr. Sokolowski earned a M.S. Degree in Computer Science from the University of New Haven and a B.S. Degree in Accounting from Central Connecticut State University.  He is also a Certified Public Accountant (CPA), Certified Management Accountant (CMA), Certified Financial Manager (CFM) and Certified Information Technology Professional (CITP).

Executive Officer Compensation

The following table sets forth information concerning the total compensation that we have paid or that has accrued on behalf of our executive officers during the fiscal years ended February 28, 2009 and February 29, 2008

Name and principal position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

William Kerby CEO and Vice Chair (1)	2009 2008	300,000 300,000			0	0	0	14,400 14,400	314,400 314,400

David Fisher Former CFO(2)	2009	0	0	0	0	0	0	0	0
	2008	44,000	0	52,250	0	0	0	0	96,250

Bradford Heureux Former CMO (3)and Director (3)	2009	0	0	0	0	0	0	0	0
	2008	150,000	0	100,000	0	0	0	0	250,000

Anthony Byron COO and Director (4)	2009	140,000	100,000						240,000
	2008	0	0	0	0	0	0	0	0

Teresa McWilliams CFO (5)(6)	2009	140,000							140,000
	2008	12,500	0	0	0	0	0	0	12,500

(1)	In 2008, Bill Kerby receives a base salary of $300,000 of which $160,000 is deferred. He also receives an auto allowance in the amount of $1,200 per month, as additional compensation

(2)
David Fisher served as the Company’s Chief Financial Officer from June 3, 2008 to November 16, 2008. He received a base salary of $210,000 of which a portion was paid in stock. He received 5,225,000 EXVG shares valued at $52,250.

(3)
Brad Heureux was eligible to receive 10,000,000 EXVG shares if he reached certain revenue targets as a performance bonus valued at $100,000. In connection with EVUSA’s purchase of Brands on Demand pursuant to a stock purchase agreement, dated April 11, 2008, we entered into an employment agreement with Mr. Heureux under which he served as the Chief Marking Officer of the Company and as a Director of the Board of Directors. On January 15, 2009, the employment agreement was terminated with cause. Mr. Heureux is no longer employed by the Company nor is he a director of the Company’s Board of Directors.

(4)
Anthony Byron receives an annual base salary of $240,000 per year. For the fiscal year ended February 28, 2009, Mr. Byron earned $140,000 consisting of $95,000 salary and $45,000 (4.8 million shares) of EXVG common stock for 8 months commencing with his employment in August, 2008. Salary payments through February 15th, 2009 were made directly to Mr. Byron’s consulting company (Meridican USA LLC). Mr. Byron also received a sign-on bonus of $100,000 paid by the issuance of 10,000,000 shares of EXVG common stock.

(5)
Teresa McWilliams resigned on July 6, 2009 she previously replaced David Fisher as the Company’s Chief Financial Officer on November 17, 2008 at a base salary of $140,000 per year of which $40,000 is deferred.  She did not receive any other compensation.

(6)
Richard Sokolowski was appointed as the Company’s Chief Financial Officer and Principal Financial Officer effective July 6, 2009.  Mr. Sokolowski entered into a 3 year employment with a minimum base salary of no less than $150,000 per year of employment.

Stock Incentive Plan

The Company does not have a formal stock incentive plan.  Except for stock awards issued to David Fisher, James Heureux and Anthony Byron as a part of their employment contracts, we do not have a current equity award plan nor have we granted any equity awards.

Family Relationships

There are no family relationships between any of the officers or directors of the Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, no director or officer of the Company has been involved in any of the following: (1) Any bankruptcy petition filed by or against such person individually, or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) Being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Adverse Proceedings

There exists no material proceeding to which any director or officer is a party adverse to the Company or has a material interest adverse to the Company.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% Stockholders were complied with during the fiscal year ended February 28, 2009.

REPORT OF THE BOARD OF DIRECTORS

The Board of Directors has reviewed and discussed the audited financial statements for fiscal years ended February 28, 2009 and 2008 with Next 1’s management.

The Board of Directors has discussed with the Company’s independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Board of Directors has received the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), 2 as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountant the independent accountant’s independence.

Based on such review and discussions, the Board of Directors recommended that the audited financial statements be included in the company’s annual report on Form 10-K for the last fiscal year for filing with the SEC.

Respectfully submitted,
James Whyte, Chairman
William Kerby, Vice Chairman
Anthony Byron, Director

The preceding Report of the Board of Director will be filed with the records of the Company.

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As outlined in the table below, we incurred the following fees for the fiscal years ended February 28, 2009 and February 28, 2008, respectively, for professional services rendered by Malone & Bailey, P.C. and Kramer, Weisman & Associates, LLP for the audit of the Company's annual financial statements and for audit-related services, tax services and all other services, as applicable.

Service Provided	Fiscal 2009	Fiscal 2008

Audit Fees(1)
Annual Audit	$25,000	$12,500

Audit Related Fees
Assurances and Related Sources	$0	—

Tax Fees	$0	--
Tax Services

All Other Fees
Fees for other services	$0	$0

Total Fees	$25,000	$12,500

(1) Audit fees for fiscal year 2009 and 2008 include professional services rendered by Malone & Bailey, P.C., and Kramer, Weisman & Associates, LLP for the annual audit of the Company’s financial statements and internal controls and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

The Company notified Malone & Bailey, P.C. on October 9, 2008 that it had been dismissed as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending February 28, 2008. The change in accountants did not result from any dissatisfaction with the quality of professional services rendered by Malone & Bailey, P.C. This action was approved by the Board of Directors on October 9, 2008.

TRANSACTIONS WITH RELATED PERSONS

The Company leases certain telephone and communications equipment through a lease agreement with a related party. The lease requires monthly payments of $5,078 including interest at approximately 18.6% per year. The lease expires on June 30, 2011. Interest expense paid on the capital lease was $19,091 and $31,116 during the ended February 28, 2009 and February 29, 2008, respectively.

The Company has a note payable with a director and officer for approximately $272,643.  The loan bears interest at 18 % per year and matures and has no stated maturity date. Interest expense on the loan was approximately $20,000 for the each of the years ended February 28, 2009 and February 29, 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock and Series A Preferred Stock as of the date of this Annual Report by (i) each Named Executive Officer, (ii) each member of our Board of Directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of any class of our common stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person. The address of each person is deemed to be the address of the issuer unless otherwise noted.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class(1)

Common Stock	James Whyte	1,674,000		6.8%
Series A Preferred Stock	Chairman of the Board	0		—

Common Stock	William Kerby	2,610,951		10.6%
Series A Preferred Stock	CEO & Vice Chairman	903,590	(3)	92%

Common Stock	Anthony Byron	711,134	(2)	2.9%
Series A Preferred Stock	Chief Operating Officer and Director	75,000		8%

Common Stock	All Officers and Directors as a group	4,996,085		20.2%
Series A Preferred Stock	(3 persons)	978,590	(3)	100%

(1)
The percentage of common stock held by each listed person is based on 24,678,167 shares of common stock issued and outstanding as of the date of this Annual Report. The percentage of Series A Preferred Stock held by each person is based on 978,590 shares of Series A Preferred Stock issued and outstanding as of this date of this Annual Report. Pursuant to Rule 13d-3 promulgated under the Exchange Act, any securities not outstanding which are subject to warrants, rights or conversion privileges exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purposes of computing the percentage of any other person.

(2)	Anthony Byron holds 700,617 shares individually, and his spouse Liana Byron owns 10,517. Due to this relationship, Anthony Byron beneficially owns 711,134 shares of common stock of the Company.

(3)	Having the voting equivalency of 100 votes per share (97,859,000 votes).

SHAREHOLDERS COMMUNICATIONS

The Board of Directors of the Company has not adopted a formal procedure that shareholders must follow to send communications to it. The Board of Directors does receive communications from shareholders, from time to time, and addresses those communications as appropriate. Shareholders can send communication to the Board of Directors in writing, to Next 1 Interactive, Inc., 2400 N Commerce Parkway, Suite 105, Weston, FL 33326, Attention: Board of Directors.

SHAREHOLDER PROPOSALS FOR THE 2009 MEETING

In the event that a stockholder desires to have a proposal considered for presentation at the 2009 Annual Meeting of Stockholders, and inclusion in the proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded in writing to the Company so that it is received  not later than one hundred twenty (120) days in advance of the first anniversary of the date the Company’s proxy statement was first mailed to stockholders for the 2008 Annual Meeting of Stockholders; provided, however, that in the event that the date of the 2009 Annual Meeting is changed by more than thirty (30) days from the date of the 2008 Annual Meeting, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such meeting and ten (10) calendar days following the date on which public announcement of the date of such meeting is first made by the Company. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act. The notice must also comply with the Company’s Bylaws.  The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.  Notices should be directed to: Next 1 Interactive, Inc., 2400 N Commerce Parkway, Suite 105, Weston, FL 33326, Attention: Secretary.

 AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND HOUSEHOLDING

A copy of the Company’s Annual Report on Form 10-K as filed with the SEC is available upon written request and without charge to shareholders by writing to the Company c/o Secretary, 2400 N Commerce Parkway, Suite 105, Weston, FL 3332 or by calling telephone number (954) 888-9779.

In certain cases, only one Proxy Statement may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Annual Report or Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Secretary, Next 1 Interactive, Inc., at the address or telephone number indicated in the previous paragraph. In addition, shareholders sharing an address can request delivery of a single copy of the Proxy Statements if they are receiving multiple copies of the Proxy Statements by directing such request to the same mailing address.

OTHER MATTERS

We have not received notice of and do not expect any matters to be presented for vote at the Annual Meeting, other than the proposals described in this Proxy Statement.  If you grant a proxy, the person named as proxy holder, James Whyte, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any of our nominees are not available as a candidate for director, the proxy holder will vote your proxy for such other candidate or candidates nominated by our Board.

By Order of the Board of Directors

James Whyte
Chairman of the Board
Weston, Florida
September 21, 2009
PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NEXT 1 INTERACTIVE, INC.

The undersigned hereby appoints James Whyte as Proxy with full power of substitution to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on October 28, 2009 at 9:00 A.M. at 2400 N Commerce Parkway, Suite 105, Weston FL, 33326, or at any postponement or adjournment thereof, and upon any and all matters which may properly be brought before the Annual Meeting or any postponement or adjournments thereof, hereby revoking all former proxies.

Election of Directors

The nominees for the Board of Directors are:

James Whyte
William Kerby
Anthony Byron

Instruction:  To withhold authority to vote for any individual nominee(s), write the nominee(s) name on the spaces provided below:

The Board of Directors recommends a vote FOR Proposal No. 1, ratification of Proposal No. 2 and a vote FOR Proposal No. 3.

1.	To elect three directors to hold office for a one year term or until each of their successors are elected and qualified (except as marked to the contrary above).

	☐	FOR	☐	AGAINST	☐	ABSTAINS	☐	WITHHOLDS

2.	To ratify the appointment of Kramer, Weisman & Associates, LLP as the independent registered public accounting firm of the Company.

	☐	FOR	☐	AGAINST	☐	ABSTAINS	☐	WITHHOLDS

3.	To approve the Next 1 2009 Long-Term Incentive Plan.

	☐	FOR	☐	AGAINST	☐	ABSTAINS	☐	WITHHOLDS

4.	To withhold the proxy’s discretionary vote on Your behalf with regards to any other matters that are properly presented for a vote at the Annual Meeting, please mark the box below.

☐	WITHHOLDS

This Proxy, when properly executed, will be voted in the matter directed herein by the undersigned shareholder.  If no direction is made, this Proxy will be voted FOR each of the proposals.

Dated:	, 2009

Signature of Shareholder

Signature of Shareholder

Please date and sign exactly as your name(s) appears hereon.  If the shares are registered in more than one name, each joint owner or fiduciary should sign personally.  When signing as executor, administrator, trustee or guardian give full titles.  Only authorized officers should sign for a corporation.

Appendix A

NEXT 1 INTERACTIVE, INC. 2009 LONG-TERM INCENTIVE PLAN

SECTION 1.    PURPOSE.  The purposes of the Next 1 Interactive, Inc. 2009 Long-Term Incentive Plan (the “Plan”) are to encourage selected Employees and the Directors of Next 1 Interactive, Inc. (the “Company”) and its Affiliates to acquire a proprietary and vested interest in the growth and performance of the Company and to generate an increased incentive to contribute to the Company’s future success and prosperity, thereby enhancing the value of the Company for the benefit of stockholders and the ability of the Company to attract and retain individuals of exceptional talent.

SECTION 2.    DEFINITIONS.  As used in the Plan, the following terms shall have the meanings set forth below:

(a)   “Affiliate” means (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b)   “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, Performance Unit, or Other Stock Unit Award granted pursuant to the provisions of the Plan.

(c)   “Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which may, but need not, be executed or acknowledged by both the Company and the Participant.

(d)   “Board” means the Board of Directors of the Company.

(e)   “Cause” means, unless otherwise provided by the Committee, (1) “Cause” as defined in any Individual Agreement to which the Participant is a party, or (2) if there is no such Individual Agreement or, if it does not define Cause, any of the following on the part of the Participant: an intentional failure to perform assigned duties; willful misconduct in the course of the Participant’s employment; breach of a fiduciary duty involving personal profit; or acts or omissions of personal dishonesty, any of which results in material loss to the Company or any of its Subsidiaries or Affiliates. The Committee shall, unless otherwise provided in an Individual Agreement with the Participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

(f)   “Change in Control” has the meaning set forth in Section 12(b).

(g)   “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(h)   “Committee” shall mean the Compensation Committee of the Board, or any successor to such committee, composed of no fewer than two directors, each of whom is a Non-Employee Director and an “outside director” within the meaning of Section 162(m) of the Code, or any successor provision thereto.

(i)   “Company” means Next 1 Interactive, Inc., a Delaware corporation.

(j)   “Continuing Directors” means: (i) individuals who, on the Effective Date, are directors of the Company; (ii) individuals elected as directors of the Company subsequent to the Effective Date for whose election proxies shall have been solicited by the Board; and (iii) any individual elected or appointed by the Board to fill vacancies on the Board caused by death or resignation (but not by removal) or to fill newly-created directorships.

(k)   “Corporate Transaction” has the meaning ascribed thereto in Section 12(b)(iii).

(l)   “Covered Employee” means a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(m)   “Director” means a director of the Company who has not been, during the immediately preceding 12-month period, an officer or employee of the Company or any Subsidiary.

(n)   “Effective Date” has the meaning set forth in Section 16.

(o)   “Employee” means any employee of the Company or any Affiliate.  Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, (1) an Employee shall be considered to have terminated employment or services and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer and (2) temporary absences from employment because of illness, vacation or an approved leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered terminations of employment or services.

(p)   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q)   “Fair Market Value” means, with respect to any property, the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.  Unless otherwise determined by the Committee, the Fair Market Value of the Shares as of any date shall be the closing price of the Shares on the American Stock Exchange or, if there are no reported sales on such date, on the last day prior to such date on which there were sales of the Shares on the American Stock Exchange or, if the Shares are not listed on such exchange, on any other national securities exchange on which the Shares are listed.

(r)   “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

(s)   “Incentive Stock Option” means an Option granted to an Employee under Section 6 hereof that is designated as, and qualifies, an “incentive stock option” within the meaning of Section 422 of the Code or any successor provision thereto.

(t)   “Individual Agreement” means a written employment or consulting agreement between the Participant and the Company or an Affiliate.

(u)   “Non-Employee Director” means a person described in both (i) Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by the Securities and Exchange Commission, and (ii) Treasury Regulation Section 1.162-27(e)(3)(i), or any successor provision, adopted by the Department of the Treasury.

(v)   “Non-Qualified Stock Option” means an Option granted under Section 6 that is not an Incentive Stock Option.

(w)   “Option” means an Incentive Stock Option or a Non-Qualified Option granted to an Employee or a Director pursuant the Plan.

(x)   “Other Stock Unit Award” means any right granted to a Participant by the Committee pursuant to Section 10.

(y)   “Participant” means a Director or an Employee who is selected by the Committee to receive an Award under the Plan.

(z)   “Performance Award” means any Award of Performance Shares or Performance Units pursuant to Section 9.

(aa)   “Performance Period” means that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(bb)   “Performance Share” means any grant pursuant to Section 9 of a unit valued by reference to a designated number of Shares.

(cc)   “Performance Unit” means any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares.

(dd)   “Person” means any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(ee)   “Qualified Performance-Based Award” has the meaning set forth in Section 13.

(ff)   “Restricted Stock” means any Share issued to a Participant pursuant to Section 8.

(gg)   “Restricted Stock Award” means an award of Restricted Stock under Section 8.

(hh)   “Section 162(m) Exemption” has the meaning set forth in Section 13.

(ii)   “Shares” means the shares of common stock of the Company, par value $0.01 per share.

(jj)   “Stock Appreciation Right” means an Award granted pursuant to Section 7.

(kk)   “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(ll)   “Voting Securities” means the Company’s then outstanding securities entitled to vote generally in the election of directors.

SECTION 3.    ADMINISTRATION.

(a)   Committee.  The Plan shall be administered by the Committee.  The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan (including, without limitation, Section 13 relating to the Section 162(m) Exemption) as may from time to time be adopted by the Board, to:

(1) select the Employees of the Company and its Affiliates of the Company to whom Awards may from time to time be granted hereunder;

(2) determine the type or types of Award to be granted to each Employee hereunder;

(3) determine the number of Shares to be covered by each Award granted to an Employee hereunder;

(4) determine the terms and conditions of any Award granted to an Employee hereunder (including, but not limited to, the option price, any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine;

(5) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended;

(6) subject to subsection (b) below, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to performance goals;

(7) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; provided that the terms of any Award and any deferral satisfy the requirements of Section 409A of the Code and provided further that payout shall not be deferred beyond March 15 of the year following the year of vesting unless a deferral election in compliance with Section 409A of the Code has been made;

(8) interpret and administer the Plan and any instrument or agreement entered into under the Plan;

(9) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(10) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Code Section 409A.  Notwithstanding any provision of the Plan to the contrary, administration of the Plan shall at all times be limited by the requirement that any administrative action or exercise of discretion shall be void (or suitably modified when possible) if necessary to avoid the application to any Participant of immediate taxation and/or tax penalties under Section 409A of the Code.  For purposes of clarification, (i) the Committee shall not modify, amend or adjust the terms and conditions of any Award if such modification, amendment or adjustment would cause such Award to become subject to Code Section 409A(a)(1) and (ii) this subsection (b) shall apply to any modification, amendment or adjustment made to an Award in connection with a Change in Control.

(c)   Committee Determinations.  Decisions of the Committee shall be final, conclusive and binding on all Persons, including the Company, any Participant, any stockholder and any Employee of the Company or any Affiliate.  A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

(d)   Board Authority.  Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award to not qualify for, or cease to qualify for, the Section 162(m) Exemption.  To the extent that any permitted action taken by the Board conflicts with any action taken by the Committee, the Board action shall control.

(e)   Delegation.  The Committee may delegate to a committee of one or more directors of the Company or, to the extent permitted by Delaware law, to one or more officers or a committee of officers the right to grant Awards to Employees who are not officers or directors of the Company.

(f)   Directors’ Awards.  Notwithstanding the foregoing or anything else to the contrary in the Plan, any action or determination by the Committee specifically affecting or relating to an Award to a  Director shall be approved and ratified by the full Board.

(g) No Liability; Indemnification.  Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or Committee shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement.  The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and to the full extent allocable under applicable law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorneys’ fees) arising out of their good faith performance of duties under the Plan.  The Company and its Affiliates may obtain liability insurance for this purpose.

SECTION 4.    SHARES SUBJECT TO THE PLAN.

(a)   Number of Shares.  Subject to adjustment as provided in Section 4(d), a total of 4,500,000 Shares shall be authorized for issuance under the Plan.  In the event that any Option or other Award granted hereunder is exercised through the tendering of Shares (either actually or by attestation) or in the event that withholding tax liabilities arising from such Option or other Award are satisfied by the tendering of Shares or by the withholding of Shares by the Company, only the number of Shares issued net of the Shares tendered or withheld shall be counted for purposes of determining the maximum number of Shares that remain available for issuance under the Plan.

(b)   Type of Shares.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

(c)   Award Limits.  In addition to the individual Award limits set forth in Section 13 and subject to adjustment as provided in Section 4(d), the number of Shares that may be issued pursuant to Options intended to qualify as Incentive Stock Options shall be 4,500,000.

(d)   Change in Capitalization.  In the event of any change in corporate capitalization, such as a stock dividend, stock split or reverse stock split, or an extraordinary corporate transaction, such as a merger, reorganization, consolidation, recapitalization, spin-off, separation or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company, the Committee shall make such substitution or adjustments to reflect such change or transaction in (i) the aggregate number and kind of shares reserved for issuance Awards under the Plan (including specific limits applicable to Incentive Stock Options, Restricted Stock Awards, Performance Awards, Other Stock Unit Awards and other types of Awards), (ii) the limitation upon Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Awards and Performance Units to be granted to any Participant in any specific period, to the extent such adjustment does not cause any Qualified Performance-Based Award to fail to qualify for the Section 162(m) Exemption, (iii) the number, kind and grant price of shares subject to outstanding Options and Stock Appreciation Rights, and/or (iv) the number and kind of shares subject to other outstanding Awards granted under the Plan, and/or otherwise make such adjustments or changes as is equitable, in each case, as it may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.

SECTION 5.    ELIGIBILITY.  Any Employee or  Director shall be eligible to be selected as a Participant; provided, however, that pursuant to Section 422 of the Code, Incentive Stock Options shall only be awarded to employees of the Company and/or any “parent” or “subsidiary” corporation” (within the meaning of Sections 424(e) and (f) of the Code) of the Company.

SECTION 6.    STOCK OPTIONS.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.  Any Option granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve.  Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)   Option Price.  The exercise price per Share purchasable under an Option shall be determined by the Committee in its sole discretion on or before the date of grant.

(b)   Option Period.  The term of each Option shall be fixed by the Committee in its sole discretion and set forth in the Award Agreement; provided that no Option shall be exercisable after the expiration of ten years from the date the Option is granted.

(c)   Exercisability.  Options shall be exercisable at such time or times as determined by the Committee at the time of grant (except as otherwise permitted under Section 3(a)) or as set forth in Section 12).

(d)   Method Of Exercise.  Subject to the other provisions of the Plan, any vested and exercisable Option may be exercised by the Participant in whole or in part, at any time during the Option term, by giving written notice of exercise to the Company specifying the number of Shares subject to the Option to be purchased.  Such notice shall be accompanied by payment in full of the exercise price by certified to bank check or such other instrument as the Company may accept.

(1) If approved by the Committee, payment, in full or in part, may be made in the form of unrestricted Shares (by delivery of such Shares or by attestation) already owned by the Participant of the same class as the Shares subject to the Option based on the Fair Market Value of the Shares on the date the Option is exercised.

(2) Payment in full or in part may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale proceeds necessary to pay the exercise price and, if requested, reduced by the amount of any federal, state, local or foreign withholding and employment taxes, unless otherwise determined by the Committee.  To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

(3) In addition, if approved by the Committee, payment in full or in part may also be made by instructing the Committee to withhold a number of such Shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Option (or applicable portion thereof).

(4) No Shares shall be issued until full payment therefor has been made.  Except as otherwise provided in Sections 3(a)(7), 15(g) and 15(h), a Participant shall have all of the rights of a shareholder of the Company holding the Shares subject to such Option (including, if applicable, the right to vote the Shares and the right to receive dividends), when the Participant has given written notice of exercise, has paid in full for such Shares and, if requested by the Company, has given the representation described in Section 15(h).

(e)   Form of Settlement.  In its sole discretion, the Committee may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities..

SECTION 7.    STOCK APPRECIATION RIGHTS.  Stock Appreciation Rights may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan and may, but need not, relate to a specific Option granted under Section 6.  The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.  Any Stock Appreciation Right related to a Non-Qualified Stock Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option.  Any Stock Appreciation Right related to an Incentive Stock Option must be granted at the same time such Option is granted.  In the case of any Stock Appreciation Right related to any Option, the Stock Appreciation Right or applicable portion thereof shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the Stock Appreciation Right.  Any Option related to any Stock Appreciation Right shall no longer be exercisable to the extent the related Stock Appreciation Right has been exercised.  The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right, as it shall deem appropriate; provided that a Stock Appreciation Right shall not have a term of greater than ten years.  Any payment by the Company in respect of such Stock Appreciation Right may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

SECTION 8.    RESTRICTED STOCK.

(a)   Issuance.  Restricted Stock Awards may be issued hereunder to Participants, for cash consideration, no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.  A Restricted Stock Award shall be subject to restrictions imposed by the Committee, such as restrictions on the right to retain such Shares, vote such Shares and the right to receive any cash dividends, during a period of time specified by the Committee (the “Restriction Period”).  Such restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.  The provisions of Restricted Stock Awards need not be the same with respect to each Participant or with respect to separate Awards granted to the same Participant.

(b)   Registration.  Any Restricted Stock issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates.  In the event any stock certificates are issued in respect of shares of Restricted Stock awarded under the Plan, such certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.  The Committee may require that the certificates evidencing such Shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by the Award.

(c)   Forfeiture.  Except as otherwise determined by the Committee at the time of grant or thereafter, upon termination of employment or services for any reason during the Restriction Period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participant and reacquired by the Company.  Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the Participant promptly after expiration of the period of forfeiture, as determined by the Committee.

SECTION 9.    PERFORMANCE AWARDS.  Performance Awards may be issued hereunder to Participants, for no cash consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award.  Except as provided in Section 12, Performance Awards will be distributed only after the end of the relevant Performance Period.  Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee at the time of payment, unless otherwise provided in the applicable Award Agreement.  The performance levels to be achieved for each Performance Period and the amount of the Award to be distributed shall be conclusively determined by the Committee.  Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis; provided that the terms of such Award and any deferral satisfy the requirements of Section 409A of the Code and provided further that payout shall not be deferred beyond March 15 of the year following the year of vesting unless a deferral election in compliance with Section 409A of the Code has been made.

SECTION 10.    OTHER STOCK UNIT AWARDS.

(a)   Stock and Administration.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Stock Unit Awards”) may be granted hereunder to Participants, either alone or in addition to other Awards granted under the Plan, and such other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan.  Other Stock Unit Awards may be paid in Shares, cash or any other form of property, as the Committee shall determine.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees of the Company and its Affiliates to whom and the time or times at which such Awards shall be made, the number of Shares to be granted pursuant to such Awards, and all other conditions of the Awards.  The provisions of Other Stock Unit Awards need not be the same with respect to each Participant or with respect to separate Awards granted to the same Participant.

(b)   Terms and Conditions.  Shares (including securities convertible into Shares) subject to Awards granted under this Section 10 may be issued for no cash consideration or for such minimum consideration as may be required by applicable law.  Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 10 shall be purchased for such consideration as the Committee shall determine in its sole discretion.

SECTION 11.    DIRECTOR AWARDS

(a)   Grant of Shares.  Each Non-Employee Director who remains as such on the last day of any given fiscal quarter shall be issued quarterly, in arrears, within 60 days of the last day of each fiscal quarter, such number of Shares as shall have a fair market value equal to $3,000, with such fee being pro-rated for any Non-Employee Director who serves as such for less than such full fiscal quarter.  Notwithstanding the foregoing, the maximum number of shares granted to any Non-Employee Director pursuant to this subsection (a) with respect to any fiscal quarter shall be 4,000.  Shares granted to Non-Employee directors pursuant to this Section 11 shall be fully vested at the time of grant.

(b) Grant of Options.  Each Non-Employee Director who remains as such on the last day of any given fiscal quarter shall be issued quarterly, in arrears, effective as of the last day of each fiscal quarter, a Non-Qualified Stock Option to acquire such number of Shares (subject to restrictions and risk of forfeiture as set forth in Section 11(c) below) as shall have a Fair Market Value equal to $4,500, at a per share exercise price equal to the Fair Market Value, with such number of Shares subject to such Option being pro-rated for any Non-Employee Director who serves as such for less than such full fiscal quarter.

(c) Option Vesting and Forfeiture.  All Options granted to Non-Employee Directors pursuant to this Section shall become vested and exercisable in equal thirds on each of the first, second and third anniversaries of the date of grant; provided, that a Non-Employee Director’s unvested Options shall be forfeited in the event of a voluntary resignation or a voluntary decision not to stand for reelection to the Board of such Non-Employee Director, but excluding a voluntary resignation or voluntary decision not to stand for reelection within one year of a Change in Control.

SECTION 12.   CHANGE IN CONTROL PROVISIONS.

(a) Impact of Event.  In order to maintain the Participants’ rights in the event of any Change in Control of the Company, as hereinafter defined, the Committee, as constituted before such Change in Control, may, in its sole discretion, as to any Award (except Shares granted pursuant to Section 11), either at the time an Award is made hereunder or any time thereafter, take any one or more of the following actions (which may vary among individual Participants and which may vary among Awards held by any individual Participant): (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award; (ii) provide for the purchase, at the Participant’s request, of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable; (iii) terminating fully-vested Options and Stock Appreciation Rights immediately following a Change in Control (after providing an opportunity for Participants to exercise such Awards), (iv) canceling an Option or Stock Appreciation Right if the price paid per Share in connection with such Change in Control is less than the exercise or grant price of such Award; and/or (v) making such other adjustment to any Award then outstanding as the Committee deems appropriate to equitably reflect such Change in Control, including, without limitation, causing such Awards to be assumed or new rights substituted therefor, by the acquiring corporation after such Change in Control.

(b) “Change in Control” shall mean, except as may otherwise be provided in the terms of the Award, the first to occur of any of the following:

(i) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of the Voting Securities excluding, however, the following: (A) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) any acquisition by the Company or one of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 12(b);

(ii) a change in the composition of the Board during any twelve-month period, such that the individuals who were Continuing Directors as of the beginning of such twelve-month period do not constitute a majority of the Board.

(iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and the Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (C) individuals who were Continuing Directors prior to such transaction will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; and

(iv) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

SECTION 13.   CODE SECTION 162(m) PROVISIONS.

(a)   Application of 162(m).  Notwithstanding any other provision of the Plan, if the Committee determines at the time Restricted Stock, a Performance Award or an Other Stock Unit Award is granted to a Participant who is then an officer that such Participant is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Section 13 is applicable to such Award.

(b)   Performance Criteria.  If Restricted Stock, a Performance Award or an Other Stock Unit Award is subject to this Section 13, then the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following profit or cash generation targets on an absolute or per share basis:  operating earnings, net earnings, return on equity, income, market share, stockholder return, combined ratio, level of expenses or growth in revenue, earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, cash flow, gross margin percent, operating income as a percentage of sales, market share targets, and profitability targets as measured through return ratios, such as return on average equity, return on net assets employed, and return on capital employed.  Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable Affiliate or division of the Company) under one or more of the measures described above relative to the performance of other corporations or an index covering multiple companies.  The measurement of performance goals may exclude impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles.  Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, or any successor provision thereto, and the regulations thereunder.

(c)   Restriction on Acceleration of Vesting or Payment.  Notwithstanding any provision of the Plan other than Section 12, with respect to any Restricted Stock, Performance Award or Other Stock Unit Award that is subject to this Section 13, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or disability of the Participant or such other event as may be permitted pursuant to the Section 162(m) Exemption.

(d)   Other Restrictions.  The Committee shall have the power to impose such other restrictions on Awards subject to this Section 13 (“Qualified Performance-Based Awards”) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto (the “Section 162(m) Exemption”).

(e)   Award Limits.  Notwithstanding any provision of the Plan other than Section 4(c), no Participant may be granted Options or Stock Appreciation Rights during any one-year period with respect to more than 400,000 Shares, or Restricted Stock or Performance Awards subject to this Section 13 that are denominated in Shares, in any three-year period with respect to more than 1,200,000 Shares, and the maximum dollar value payable with respect to Performance Units and/or Other Stock Unit Awards that are valued with reference to property other than Shares and granted to any Participant in any performance period is $100,000 times the number of years in such performance period.

(f)   Adjustments.  Except as provided in Section 13, the Committee shall be authorized to make adjustments in performance award criteria or in the terms and conditions of other Awards in recognition of changes in applicable laws, regulations or accounting principles.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect.  In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

SECTION 14.    AMENDMENTS AND TERMINATION.

The Board may amend, alter, or discontinue the Plan, but no amendment alteration or discontinuation shall be made which would materially impair the rights of a Participant under an Award without the Participant’s or recipient’s consent, except such an amendment made to comply with applicable law, stock exchange rules or intended accounting treatment. In addition, no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by applicable law or stock exchange rules; provided, however, that stockholder approval shall be required for any amendment (i) which increases the maximum number of Shares for which Awards may be granted under the Plan (subject, however, to the provisions of Section 4(d) hereof), (ii) amends the classes of persons eligible to participate in the Plan, or (iii) extends the term of the Plan.  If and to the extent that any provision of an Award of Stock Appreciation Rights is required to comply with Section 409A of the Code, such provision shall be administered and interpreted in a manner consistent with the requirements of such Section. If and solely to the extent that such provision as currently written would conflict with Section 409A of the Code, the Committee shall have the authority, without the consent of the Participant, to administer the provision and to amend the Award with respect to that provision to the extent the Committee determines to avoid any portion of amounts owed to the Participant being retroactively included in taxable income for any prior taxable year.

SECTION 15.    GENERAL PROVISIONS.

(a)   Transfer Restrictions.  No Award, and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant.  Each Award shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.  Notwithstanding the foregoing, and subject to Section 422 of the Code, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award to a Family Member; provided, however, that an Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the instrument evidencing the Award.

(b)   No Right to Awards.  No Employee or Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

(c)   Requirement to Sign Agreement.  The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have, if required by the Committee, executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

(d)   No Right to Continued Employment or Service.  Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate a Participant’s employment or service or other relationship at any time, with or without cause.  For purposes of clarification, Awards granted under the Plan shall not guarantee employment or service for the length of any portion of the vesting schedule of any Award.

(e)   Withholding.  The Company shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.  The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company, or by directing the Company to retain Shares otherwise deliverable in connection with the Award.

(f)   Deferral.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.  Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on Shares (“dividend equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.  The Committee, in its sole discretion or as otherwise required by application of Section 409A of the Code, may require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 4(a).

(g)   Investment Representations.  The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to the distribution thereof.  The certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.  Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to fulfillment of all of the following conditions:

(1) listing or approval for listing upon notice of issuance of such Shares on the American Stock Exchange, or such other securities exchange as may at the time be the principal market for the Shares;

(2) any registration or other qualification of such Shares under any state of federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable;

(3) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

(h)   Additional Compensation Arrangements.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(i)   Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

(j)   Severability.  If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(k)   International Awards.  Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees on assignments outside their home country.

(l)   Unfunded Plan.  It is intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation.  The Committee may authorize the creation or trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

(m)   Subsidiary Awards.  In the case of a grant of an Award to any Employee of a Subsidiary of the Company, the Company may, if the Committee so directs, issue or transfer the Shares, if any, covered by the Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding the Subsidiary will transfer the Shares to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.  All Shares underlying Awards that are forfeited or canceled should revert to the Company.

SECTION 16.    EFFECTIVE DATE OF PLAN.  The Plan shall be effective as of October __, 2009 (the “Effective Date”), subject to the approval of the holders of at least a majority of the outstanding Shares at the Company’s annual stockholders’ meeting scheduled to occur on such date.

SECTION 17.    TERM OF PLAN.  The Plan will terminate on the tenth anniversary of the effective date of the Plan.  Awards outstanding under the Plan as of such date shall not be affected or impaired by the termination of the Plan.